EXHIBIT 5.1

                                April 5, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:       Magma Copper Company - Form S-3 Registration
               Statement

Ladies and Gentlemen:

     We have acted as counsel to Magma Copper Company, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933 relating to the resale by three selling securityholders of up to 1,000,000 shares of Common Stock (subject to adjustment in certain events) they may acquire upon exercise of Common Stock Purchase Warrants originally issued in November 1988 (the "Class B Warrants"), and the resale by one selling securityholder of 2,320,600 additional shares of Common Stock previously acquired by such selling securityholder. We have also acted as counsel for the Company with respect to certain matters in connection with the sale of the Common Stock and in preparation of the required filings with the Securities and Exchange Commission and certain state regulatory agencies.

     In that connection, we have examined such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Amended and Restated Certificate of Incorporation, as amended, and the Bylaws of the Company.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

     2. Assuming the exercise of the Class B Warrants in accordance with the terms thereof, the 1,000,000 shares of Common Stock subject to the Class B Warrants, when issued, will be duly and validly issued, fully paid nonassessable.

     3. The 2,320,600 shares of Common Stock outstanding have been duly and validly issued and are fully paid and non-assessable.

     We acknowledge that we are referred to under the heading "Validity of the Securities" of the Prospectus that is part of the Registration
Statement, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion with state regulatory agencies in such states as may require such filing in connection with the registration of the Common Stock for offer and sale in such states.

                                Very truly yours,

                                /s/ SNELL & WILMER
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